REORGANIZATION AND STOCK PURCHASE AGREEMENT

This REORGANIZATION AND STOCK PURCHASE AGREEMENT dated as of July 20, 2005 (this "Agreement") is by and between Cyberquest Group, Inc. ("CYQS"), and Vascular Relief Centers Corp. ("VRCC").

RECITALS

A. WHEREAS, CYQS desires to acquire directly or indirectly 100% of the equity of VRCC;

B: WHEREAS, the shareholders or other designees of VRCC desire to exchange their shares of VRCC for equity in CYQS;

C: WHEREAS, the parties hereto intend that the transaction contemplated here by shall be completed as a tax-free exchange of stock.

NOW, THEREFORE, The respective Boards of Directors of CYQS and VRCC deem it advisable and in the best interests of their corporations and the respective shareholders of their corporations that CYQS acquire 100% of the securities of VRCC, in accordance with the terms and conditions of this Reorganization and Stock Purchase Agreement.

1. Pre-Closing Actions of CYQS. Immediately upon execution of this Agreement and prior to any Closing as set forth herein, CYQS shall undertake the following actions:

   (a) The Board of Directors of CYQS shall unanimously approve and deliver to Cutler Law Group ("Escrow") in escrow resolutions with respect to (a) approving the Transactions set forth herein; (c) increasing or directing the size of the Board of Directors to be ________ members; (c) electing _________ persons to the board of directors of CYQS, and (d) approving a name change of the corporation to "Vascular Relief Centers Corp."

   (b) Shareholders of CYQS shall deliver together with medallion guaranteed stock powers shares of CYQS and/or CYQS shall issue and deliver to Escrow for a total of 34,075,315 shares of CYQS for delivery to shareholders or other designees of VRCC as advised to Escrow prior to closing (the "Escrowed CYQS Shares").

   (c) CYQS shall use its reasonable best efforts to prepare and complete the documents necessary to be filed with local, state and federal authorities to consummate the transactions contemplated hereby.

   (d) During a period from the date of this Agreement until July 18, 2005 (the "Due Diligence Period"), CYQS shall make available to VRCC and VRCC's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of CYQS as may be reasonably requested by VRCC. CYQS will cooperate with VRCC for the purpose of permitting VRCC to discuss CYQS's historical business, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of CYQS.

2. Pre-Closing Action of VRCC. Immediately upon execution of this Agreement and prior to the Closing as set forth herein, VRCC shall undertake the following actions:

(a) The Board of Directors of VRCC shall execute and deliver resolutions unanimously approving the Transactions set forth herein.

(b) On or before July 18, 2005, VRCC shall have delivered $10,000 in immediately available funds to Escrow as a deposit towards a total of $125,000 payable to R Capital as shareholders of CYQS (the "Purchase Price").

(c) Prior to Closing, VRCC shall have delivered $65,000 in immediately available funds to Escrow (the "Initial Purchase Price") as further payment towards the Purchase Price.

(d) Within 30 days of Closing, VRCC shall deliver an additional $50,000 in immediately available funds to Escrow (the "Final Purchase Price").

(e) The shareholders of VRCC shall deliver to Cutler Law Group in escrow certificates representing _______ shares of common stock of VRCC (the "Escrowed VRCC Shares"), representing 100% of the issued and outstanding equity of VRCC, for delivery to CYQS at Closing.

(f) During the Due Diligence Period, VRCC shall make available to CYQS and CYQS's employees, attorneys, accountants, financial advisors, agents and representatives during normal business hours all information concerning the operation, business and prospects of VRCC as may be reasonably requested by CYQS. VRCC will cooperate with CYQS for the purpose of permitting CYQS to discuss VRCC's business and prospects with customers, creditors, suppliers and other persons having business dealings with such party, including without limitation providing access to all employees, consultants, assets, properties, books, accounts, records, tax returns, contracts and other documents of VRCC, provided that such access will not materially interfere with the normal business operations of VRCC.

3. Conditions to Closing

The parties' obligation to close the proposed Acquisition will be subject to specified conditions precedent including, but not limited to, the following:

(a) the representations and warranties of CYQS as set forth in Section 6 herein shall remain accurate as of the Closing Date and no material adverse change in the business of CYQS shall have occurred;

(b) the representations and warranties of VRCC as set forth in Section 7 herein shall remain accurate as of the Closing Date and no material adverse change in the business of VRCC shall have occurred;

(c) all the documents necessary to be filed with local, state and federal authorities are prepared

(d) CYQS shall have provided the board resolutions and any other approval required to

(e) CYQS shall retain its good standing as a publicly traded company under the Securities Exchange Act, trading on the pink sheets under the symbol "CYQS".

(f) CYQS shall have forwarded to Escrow the Deposit and the Initial Purchase Price to Escrow.

4. At the Closing.

(a) At the Closing, Cutler Law Group shall release from escrow the CYQS Board Resolutions effectuating the election of _____ new members of the Board of Directors. The members of the Board of Directors of CYQS prior to Closing shall submit resignations at Closing.

(b) At the Closing, Cutler Law Group shall release the Escrowed VRCC Shares to CYQS.

(c) At the Closing, the existing officers of CYQS shall resign and be replaced by those officers appointed by the new Board of Directors.

(d) At the Closing, Cutler Law Group shall release the Deposit and the Initial Purchase Price to R Capital as shareholder of CYQS or designees.

(e) Only upon receipt of the Final Purchase Price, Cutler Law Group shall release the Escrowed CYQS Shares to the shareholders or designees of VRCC.

(f) Upon receipt of the Final Purchase Price and simultaneously with the release of the Escrowed CYQS Shares to the shareholders or designees of VRCC, Cutler Law Group shall release the Final Purchase Price to R Capital as shareholder of CYQS or designees.

5. Timing of Closing. The Closing shall occur upon the satisfaction of the conditions set forth in this Agreement and upon instructions from the parties hereto to the Escrow Agent. The Closing Date shall occur on or before July 31, 2005, unless the Escrow Agent receives instructions otherwise from the parties or notice from a party that the conditions set forth herein have not occurred. In the event the Closing does not occur on or before August 30, 2005, (i) the Escrow Agent shall return the Escrowed CYQS Shares to CYQS; (ii) the Escrow Agent shall return the Escrowed VRCC Shares to the shareholders of VRCC, (iii) the Escrow Agent shall return the Initial Purchase Price to VRCC; and (iv) the Escrow Agent shall release the Deposit to CYQS unless it receives a notarized affidavit from VRCC that they have not closed the transactions contemplated hereby at the direction of CYQS or because of any material misrepresentation made by CYQS. Upon receipt of such affidavit, and absent consent from CYQS to release the Deposit to VRCC, Escrow shall submit the matter of release of the Deposit to arbitration in front of the American Arbitration Association in Augusta, Georgia. VRCC and CYQS shall pay 50% of the costs of such arbitration but the arbitrator shall have the right to award such costs to the prevailing party.

6. Representations of CYQS. CYQS represents and warrants as follows:

(a) *Ownership of Shares*. As of the Closing Date, the shareholders of VRCC will become the owners of the Escrowed CYQS Shares. The Escrowed CYQS Shares will be free from claims, liens or other encumbrances, except as provided under applicable federal and state securities laws;

(b) *Fully paid and Nonassessable.* The Escrowed CYQS Shares constitute duly and validly issued shares of CYQS, and are fully paid and nonassessable, and CYQS further represents that it has the power and the authority to execute this Agreement and to perform the obligations contemplated hereby;

(c) *Organization of CYQS; Authorization.* CYQS is a corporation duly organized, validly existing and in good standing under the laws of Florida with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of CYQS and this Agreement constitutes a valid and binding obligation of CYQS; enforceable against it in accordance with its terms. CYQS has no subsidiaries.

(d) *Capitalization.* The authorized capital stock of CYQS consists of 75,000,000 shares of common stock, par value $0.001 per share, and no shares of preferred stock. As of the Closing Date, CYQS will have a total of 15,000,000 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding. Except with respect to the Escrowed CYQS Shares, CYQS will have a total of 5,477,648 shares issued and outstanding after the Closing. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of CYQS are validly issued, fully paid and non-assessable and there is not and as of the Closing Date, except for 250,000 cashless exercise warrants to purchase shares of CYQS common stock at an exercise price of $1.00 per share held by R Capital, there will not be outstanding any warrants, options or other agreements on the part of CYQS obligating CYQS to issue any additional shares of common or preferred stock or any of its securities of any kind. CYQS will not issue any shares of capital stock from the date of this Agreement through the Closing Date. The Common Stock of CYQS is presently trading on the pink sheets under the symbol "CYQS".

(e) *Ownership of CYQS Shares.* The delivery of certificates provided herein for the Escrowed CYQS Shares will result in the shareholders of VRCC or assigns immediate acquisition of record and beneficial ownership of the Escrowed CYQS Shares, free and clear of all encumbrances.

(f) *No Conflict as to CYQS and Subsidiaries.* Neither the execution and delivery of this Agreement nor the consummation of the exchange of the CYQS Shares will (a) violate any provision of the certificate of incorporation or by-laws (or other governing instrument) of CYQS or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of CYQS under, any material agreement or commitment to which CYQS is a party or by which its property or assets is bound, or to which any of the property or assets of CYQS is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to CYQS except, in the case of violations, conflicts, defaults, terminations, accelerations or encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of CYQS.

(g) *Consents and Approvals of Governmental Authorities.* No consent, approval or

required to be made or obtained by CYQS in connection with the execution, delivery and performance of this Agreement by CYQS or the consummation of the sale of the Escrowed CYQS Shares.

(h) *Other Consents*. No consent of any Person is required to be obtained by CYQS to the execution, delivery and performance of this Agreement or the consummation of the sale of the CYQS Shares, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of CYQS.

(i) *Litigation*. There is no action, suit, inquiry, proceeding or investigation by or before any Court or Governmental body pending or threatened in writing against or involving CYQS which is likely to have a material adverse effect on the business or financial condition of CYQS, or which questions or challenges the validity of this Agreement. CYQS is not subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of CYQS.

(j) *Absence of Certain Changes*. CYQS has not:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of CYQS, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. other than the CYQS Escrowed Shares, issued or sold any Equity Securities or other securities, acquired, directly or indirectly, by redemption or otherwise, any such Equity Securities, reclassified, split-up or otherwise changed any such Equity Security, or granted or entered into any options, warrants, calls or commitments of any kind with respect thereto;

4. organized any new Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business;

5. borrowed any funds or incurred, or assumed or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability with respect to any such indebtedness for borrowed money;

6. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

7. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

8. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

9. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

10. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

11. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets;

12. made any capital expenditures or additions to property, plant or equipment or acquired any other property or assets;

13. written off or been required to write off any notes or accounts receivable;

14. written down or been required to write down any inventory;

15. entered into any collective bargaining or union contract or agreement; or

16. incurred any liability.

(k) *Contracts and Commitments*. CYQS is not a party to any:

1. Contract or agreement involving any liability on the part of CYQS.

2. Lease of personal property;

3. Employee bonus, stock option or stock purchase, performance unit, profit-sharing, pension, savings, retirement, health, deferred or incentive compensation, insurance or other material employee benefit plan (as defined in Section 2(3) of ERISA) or program for any of the employees, former employees or retired employees of CYQS;

4. Commitment, contract or agreement that is currently expected by the management of CYQS to result in any material loss upon completion or performance thereof;

5. Contract, agreement or commitment with any officer, employee, agent, consultant, advisor, salesman, sales representative, value added reseller, distributor or dealer; or

6. Employment agreement or other similar agreement.

(l) *Compliance with Law*. The operations of CYQS have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of CYQS. CYQS has not received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. CYQS has all material licenses, permits, orders or approvals from the Governmental Bodies required for the conduct of its business, and is not in material violation of any such licenses, permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(m) *Tax Matters*.

1. CYQS (1) has filed or shall file prior to Closing all non-consolidated and non-combined

and not VRCC or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

2. CYQS represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of CYQS for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of CYQS shall have been properly included and reflected thereon. CYQS shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and Transactions, of CYQS, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, CYQS's consolidated federal income tax return for such taxable years. Prior to Closing, CYQS will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and Transactions of CYQS for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of CYQS for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to CYQS and do not generally relate to matters affecting other members of CYQS's consolidated group, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. CYQS has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

3. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to CYQS, or its assets or operations and no power of attorney granted by CYQS with respect to any Tax matter is currently in force.

4. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to CYQS or its assets or operations.

5. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

(n) *Borrowing and Guarantees*. CYQS (a) does not have any indebtedness for borrowed money, (b) are not lending or committed to lend any money (except for advances to employees in the ordinary course of business), and (c) are not guarantors or sureties with respect to the obligations of any Person.

7. Representations of VRCC. VRCC for their respective rights and interests represent and warrant as follows:

(a) *Organization; Authorization*. VRCC is a corporation duly organized, validly existing and in good standing under the laws of _________ with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action of VRCC and this Agreement constitutes a valid and binding obligation; enforceable against in accordance with its terms. VRCC has no subsidiaries.

(b) *Capitalization*. The authorized capital stock of VRCC consists of ____________ shares of common stock, par value $_____ per share, and ____ shares of preferred stock, par value $____ per share.. As of the date of this Agreement, VRCC has ________ shares of common stock issued and outstanding and _________ shares of preferred stock issued and outstanding. No shares have otherwise been registered under state or federal securities laws. As of the Closing Date, all of the issued and outstanding shares of common stock of VRCC are validly issued, fully paid and non-assessable and there is not and as of the Closing Date there will not be outstanding any warrants, options or other agreements on the part of VRCC obligating any of VRCC to issue any additional shares of common or preferred stock or any of its securities of any kind. VRCC will not issue any shares of capital stock from the date of this Agreement through the Closing Date.

(c) *No Conflict as to VRCC and Subsidiaries*. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated herein will (a) violate any provision of the articles of incorporation or organization of VRCC or any of its Subsidiaries or (b) violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or excuse performance by any Person of any of its obligations under, or cause the acceleration of the maturity of any debt or obligation pursuant to, or result in the creation or imposition of any Encumbrance upon any property or assets of any of VRCC or any of its Subsidiaries under, any material agreement or commitment to which any of VRCC, any of its Subsidiaries is a party or by which any of their respective property or assets is bound, or to which any of the property or assets of any of VRCC or any of its Subsidiaries is subject, or (c) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to VRCC or any of its Subsidiaries except, in the case of violations, conflicts, defaults, terminations, accelerations or Encumbrances described in clause (b) of this Section for such matters which are not likely to have a material adverse effect on the business or financial condition of VRCC and its subsidiaries, taken as a whole.

(d) *Consents and Approvals of Governmental Authorities*. No consent, approval or authorization of, or declaration, filing or registration with, any Governmental Body is required to be made or obtained by VRCC or any of either of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by VRCC or the consummation of the transactions contemplated herein.

(e) *Other Consents.* No consent of any Person is required to be obtained by VRCC to the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated herein, including, but not limited to, consents from parties to leases or other agreements or commitments, except for any consent which the failure to obtain would not be likely to have a material adverse effect on the business and financial condition of VRCC.

(f) *Buildings, Plants and Equipment.* The buildings, plants, structures and material items of equipment and other personal property owned or leased by VRCC or its Subsidiaries are, in all respects material to the business or financial condition of VRCC and its Subsidiaries, taken as a whole, in good operating condition and repair (ordinary wear and tear excepted) and are adequate in all such respects for the purposes for which they are being used. VRCC has not received notification that it is in violation of any applicable building, zoning, anti-pollution, health, safety or other law, ordinance or regulation in respect of its buildings, plants or structures or their operations, which violation is likely to have a material adverse effect on the business or financial condition of VRCC and its Subsidiaries, taken as a whole or which would require a payment by VRCC or any of its subsidiaries in excess of $2,000 in the aggregate, and which has not been cured.

(g) *No Condemnation or Expropriation.* Neither the whole nor any portion of the property or leaseholds owned or held by VRCC or any of its Subsidiaries is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body or other Person with or without payment of compensation therefore, which action is likely to have a material adverse effect on the business or financial condition of VRCC and its Subsidiaries, taken as a whole.

(h) *Litigation.* There is no action, suit, inquiry, proceeding or investigation by or before any court or Governmental Body pending or threatened in writing against or involving VRCC or any of its Subsidiaries which is likely to have a material adverse effect on the business or financial condition of VRCC and any of its Subsidiaries, taken as whole, or which would require a payment by VRCC or its subsidiaries in excess of $2,000 in the aggregate or which questions or challenges the validity of this Agreement. Neither VRCC nor any or its Subsidiaries is subject to any judgment, order or decree that is likely to have a material adverse effect on the business or financial condition of VRCC or any of its Subsidiaries, taken as a whole, or which would require a payment by VRCC or its Subsidiaries in excess of $2,000 in the aggregate.

(i) *Absence of Certain Changes.* Neither VRCC nor any of its Subsidiaries has:

1. suffered the damage or destruction of any of its properties or assets (whether or not covered by insurance) which is materially adverse to the business or financial condition of VRCC and its Subsidiaries, taken as a whole, or made any disposition of any of its material properties or assets other than in the ordinary course of business;

2. made any change or amendment in its certificate of incorporation or by-laws, or other governing instruments;

3. paid, discharged or satisfied any material claim, liability or obligation (absolute, accrued, contingent or otherwise), other than in the ordinary course of business;

4. prepaid any material obligation having a maturity of more than 90 days from the date such obligation was issued or incurred;

5. cancelled any material debts or waived any material claims or rights, except in the ordinary course of business;

6. disposed of or permitted to lapse any rights to the use of any material patent or registered trademark or copyright or other intellectual property owned or used by it;

7. granted any general increase in the compensation of officers or employees (including any such increase pursuant to any employee benefit plan);

8. purchased or entered into any contract or commitment to purchase any material quantity of raw materials or supplies, or sold or entered into any contract or commitment to sell any material quantity of property or assets, except (i) normal contracts or commitments for the purchase of, and normal purchases of, raw materials or supplies, made in the ordinary course business, (ii) normal contracts or commitments for the sale of, and normal sales of, inventory in the ordinary course of business, and (iii) other contracts, commitments, purchases or sales in the ordinary course of business;

9. written off or been required to write off any notes or accounts receivable in an aggregate amount in excess of $2,000;

10. written down or been required to write down any inventory in an aggregate amount in excess of $ 2,000;

11. entered into any collective bargaining or union contract or agreement; or

12. other than the ordinary course of business, incurred any liability required by generally accepted accounting principles to be reflected on a balance sheet and material to the business or financial condition of VRCC and their subsidiaries taken as a whole.

(j) *Labor Relations*. Neither VRCC nor any of its Subsidiaries is a party to any collective bargaining agreement. Except for any matter which is not likely to have a material adverse effect on the business or financial condition of VRCC and its Subsidiaries, taken as a whole, (a) VRCC and its Subsidiaries is in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice, (b) there is no unfair labor practice complaint against VRCC or any of its Subsidiaries pending before the National Labor Relations Board, (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against VRCC or any of its Subsidiaries, (d) no representation question exists respecting the employees of VRCC or any of its Subsidiaries, (e) neither VRCC nor any of its Subsidiaries has experienced any strike, work stoppage or other labor difficulty, and (f) no collective bargaining agreement relating to employees of VRCC or any of its Subsidiaries is currently being negotiated.

(k) *Compliance with Law*. The operations of VRCC and its Subsidiaries have been conducted in accordance with all applicable laws and regulations of all Governmental Bodies having jurisdiction over them, except for violations thereof which are not likely to have a material adverse effect on the business or financial condition of VRCC and its Subsidiaries, taken as a whole, or which would not require a payment by VRCC or its Subsidiaries in excess of $2,000 in the aggregate, or which have been cured. Neither VRCC nor any of its Subsidiaries has received any notification of any asserted present or past failure by it to comply with any such applicable laws or regulations. VRCC and its Subsidiaries have all

permits, orders and approvals. All such licenses, permits, orders and approvals are in full force and effect, and no suspension or cancellation of any thereof has been threatened.

(l) *Tax Matters.*

1. Each of VRCC and its Subsidiaries (1) has filed or shall file prior to Closing all nonconsolidated and noncombined Tax Returns and all consolidated or combined Tax Returns that include only VRCC and not CYQS or its other Affiliates (for the purposes of this Section, such tax Returns shall be considered nonconsolidated and noncombined Tax Returns) required to be filed through the date hereof and will have paid any Tax due through the date hereof with respect to the time periods covered by such nonconsolidated and noncombined Tax Returns and shall timely pay any such Taxes required to be paid by it after the date hereof with respect to such Tax Returns and (2) shall prepare and timely file all such nonconsolidated and noncombined Tax Returns required to be filed after the date hereof and through the Closing Date and pay all Taxes required to be paid by it with respect to the periods covered by such Tax Returns; (B) all such Tax Returns filed pursuant to clause (A) after the date hereof shall, in each case, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with such Tax Return most recently filed in the relevant jurisdiction prior to the date hereof, except as otherwise required by law or regulation. Any such Tax Return filed or required to be filed after the date hereof shall not reflect any new elections or the adoption of any new accounting methods or conventions or other similar items, except to the extent such particular reflection or adoption is required to comply with any law or regulation.

2. Each of VRCC and its Subsidiaries represents that prior to Closing, all consolidated or combined Tax Returns (except those described in subparagraph (1) above) required to be filed by any person through the date hereof that are required or permitted to include the income, or reflect the Activities, operations and Transactions, of VRCC and its Subsidiaries for any taxable period shall have been timely filed, and the income, activities, operations and Transactions of VRCC and its Subsidiaries shall have been properly included and reflected thereon. VRCC and its Subsidiaries shall prepare and file, or cause to be prepared and filed, all such consolidated or combined Tax Returns that are required or permitted to include the income, or reflect the activities, operations and transactions, of VRCC and its Subsidiaries, with respect to any taxable year or the portion thereof ending on or prior to the Closing Date, including, without limitation, VRCC' and Subsidiaries' consolidated federal income tax return for such taxable years. Prior to Closing, VRCC and its Subsidiaries will timely file a consolidated federal income tax return for the taxable year ended December 31, 2004 and such return shall include and reflect the income, activities, operations and transactions of VRCC and its Subsidiaries for the taxable period then ended, and hereby expressly covenants and agrees to file a consolidated federal income tax return, and to include and reflect thereon the income, activities, operations and Transactions of VRCC and its Subsidiaries for the taxable period through the Closing Date. All Tax Returns filed pursuant to this subparagraph (2) after the date hereof shall, in each case, to the extent that such Tax Returns specifically relate to VRCC and its Subsidiaries, be prepared and filed in a manner consistent in all material respects (including elections and accounting methods and conventions) with the Tax Return most recently filed in the relevant jurisdictions prior to the date hereof, except as otherwise required by law or regulation. Each of VRCC and its Subsidiaries has paid or will pay all Taxes that may now or hereafter be due with respect to the taxable periods covered by such consolidated or combined Tax Returns.

3. Neither VRCC nor its Subsidiaries have agreed, or are required, to make any adjustment (x) under Section 481(a) of the Code by reason of a change in accounting method or otherwise or (y) pursuant to any provision of the Tax Reform Act of 1986, the Revenue Act of 1987 or the Technical and Miscellaneous Revenue Act of 1988.

4. There is no (nor has there been any request for an) agreement, waiver or consent providing for an extension of time with respect to the assessment of any Taxes attributable to VRCC or its Subsidiaries, or their assets or operations and no power of attorney granted by VRCC or its Subsidiaries with respect to any Tax matter is currently in force.

5. There is no action, suit, proceeding, investigation, audit, claim, demand, deficiency or additional assessment in progress, pending or threatened against or with respect to any Tax attributable to VRCC, its Subsidiaries or their assets or operations.

6. All amounts required to be withheld as of the Closing Date for Taxes or otherwise have been withheld and paid when due to the appropriate agency or authority.

7. There shall be delivered or made available to CYQS at or prior to Closing true and complete copies of all income Tax Returns (or with respect to consolidated or combined returns, the portion thereof) and any other Tax Returns requested by CYQS as may be relevant to VRCC, its Subsidiaries, or their assets or operations for any and all periods ending after December 31, 1998, or for any Tax years which are subject to audit or investigation by any taxing authority or entity.

(m) Environmental Matters.

1. At all times prior to the date hereof, VRCC and its Subsidiaries have complied in all material respects with applicable environmental laws, orders, regulations, rules and ordinances relating to the Properties (as hereinafter defined), the violation of which would have a material adverse effect on the business or financial condition of VRCC and its Subsidiaries, taken as a whole, or which would require a payment by VRCC or its Subsidiaries in excess of $2,000 in the aggregate, and which have been duly adopted, imposed or promulgated by any legislative, executive, administrative or judicial body or officer of any Governmental Body.

2. The environmental licenses, permits and authorizations that are material to the operations of VRCC and its Subsidiaries, taken as a whole, are in full force and effect.

8. Stock Market Application.

CYQS is a Florida public corporation that currently trades on the Pink Sheets. Upon completion of the Closing, VRCC agrees to engage Cutler Law Group for the initial filing and SEC review of a Form 10-SB. Sixty days after filing the Form 10-SB and upon completion of SEC review, VRCC (as successor to CYQS) would become a compliant "reporting company" in the United States with the United States Securities Exchange Commission. VRCC will be responsible for any and all costs associated with such filing including applicable legal and audit costs. VRCC also agrees to engage Cutler Law Group to prepare and file an application for trading on the Over-the-counter Bulletin Board maintained by NASDAQ, or if VRCC meets appropriate qualifications, either the American Stock Exchange or the Nasdaq Small Cap Market.

9. Notices.

Any notice which any of the parties hereto may desire to serve upon any of the other parties hereto shall be in writing and shall be conclusively deemed to have been received by the party at its address, if mailed, postage prepaid, United States mail, registered, return receipt requested, to the following addresses:

If to CYQS	c/o Cutler Law Group 3206 West Wimbledon Drive Augusta, GA 30909 Facsimile No.: (706) 243-4206 Attention: M. Richard Cutler
If to VRCC:	Vascular Relief Centers, Inc. 2203 N. Lois Avenue, 9th Floor Tampa, FL 33607 Facsimile No.: (813) 830-6112 Attn: Lee Fields, Chief Executive Officer

10. Successors.

This Agreement shall be binding upon and inure to the benefit of the heirs, personal representatives and successors and assigns of the parties.

11. Choice of Law.

This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia , and the parties submit to the exclusive jurisdiction of the courts of Georgia in respect of all disputes arising hereunder.

12. Counterparts.

This Agreement may be signed in one or more counterparts, all of which taken together shall constitute an entire agreement.

13. Confidential Information.

Each of CYQS and VRCC hereby acknowledges and agrees that all information disclosed to each other whether written or oral, relating to the other's business activities, its customer names, addresses, all operating plans, information relating to its existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information relating to the others business, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, with regard to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to relationships with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of such party (collectively "Confidential Information"). Any disclosure of any Confidential Information by any party hereto, its employees, or representatives shall cause immediate, substantial, and irreparable harm and loss to the other. Each party understands that the other desires to keep such Confidential Information in the strictest confidence, and that such party's agreement to do so is a continuing condition of the receipt and possession of

Confidential Information for the sole purpose of performing its obligations as provided herein.

14. Public Announcement.

The parties shall make no public announcement concerning this agreement, their discussions or any other letters, memos or agreements between the parties relating to this agreement until such time as they agree to the contents of a mutually satisfactory press release which they intend to release on the date of execution of this Agreement. Either of the parties, but only after reasonable consultation with the other, may make disclosure if required under applicable law.

15. Entire Agreement.

This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

16. Costs and Expenses.

Except as otherwise specifically set forth herein, each party will bear its own attorneys, brokers, investment bankers, agents, and finders employed by, such party. The parties will indemnify each other against any claims, costs, losses, expenses or liabilities arising from any claim for commissions, finder's fees or other compensation in connection with the transactions contemplated herein which may be asserted by any person based on any agreement or arrangement for payment by the other party.

17. Attorney’s Fees.

Should any action be commenced between the parties to this Agreement concerning the matters set forth in this Agreement or the right and duties of either in relation thereto, the prevailing party in such Action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its Attorney’s Fees and Costs.

18. Finders.

CYQS represents and warrants that there are no finders or other parties which have represented CYQS in connection with this transaction which have not received appropriate compensation. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of CYQS. VRCC represents and warrants that there are no finders or other parties which have represented VRCC in connection with this transaction. In the event any such finders make a claim for any fee, share issuance of other compensation in connection with the transactions contemplated hereby, they shall be the sole responsibility of VRCC.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

For and on behalf of: Cyberquest Group, Inc.
a Florida corporation

M. Richard Cutler
President

For and on behalf of: Vascular Relief Centers, Inc.
a Nevada corporation

By:__________________________
Lee Fields
Chief Executive Officer